                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          SCHERING-PLOUGH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                             [SCHERING-PLOUGH LOGO]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 2001

                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 24, 2001, at 2:00 p.m. to:

        (1) Elect five directors for terms of three years;

        (2) Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2001;

        (3) Act upon a shareholder proposal concerning pharmaceutical pricing;
            and

        (4) Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 2, 2001 will be entitled to vote at the meeting or any adjournments or postponements thereof.

     If you are a shareholder of record and plan to attend the meeting, please detach and retain the admission ticket which is attached to your proxy card. If you are a shareholder whose shares are not registered in your own name and you plan to attend, you may obtain an admission ticket in advance by sending a written request, with evidence of stock ownership, to the Office of the Secretary, Schering-Plough
Corporation, 2000 Galloping Hill Road, Kenilworth, New Jersey 07033. Evidence of your stock ownership can be obtained from your bank, broker, etc. Admission to the meeting will be on a first-come, first-served basis.

                                                    JOSEPH J. LAROSA
                                                        Secretary
Kenilworth, New Jersey
March 12, 2001

                          Schering-Plough Corporation
                            2000 Galloping Hill Road
                          Kenilworth, New Jersey 07033

                                                                  March 12, 2001

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") to be voted at its Annual Meeting of Shareholders on April 24, 2001 and any adjournments or postponements thereof. The Annual Report of the Corporation for 2000, including financial statements for the year ended December 31, 2000, and this Proxy Statement and the accompanying form of proxy are being mailed commencing on or about March 12, 2001 to all shareholders of record as of the close of business on March 2, 2001.

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

     - Election of five directors (Richard Jay Kogan, David H. Komansky, Eugene
       R. McGrath, Donald L. Miller, Richard de J. Osborne) for terms of three years;

     - Ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2001; and

     - Shareholder proposal concerning pharmaceutical pricing.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, March 2, 2001, are entitled to vote shares held on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

HOW DO I VOTE?

     Vote By Mail: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the five nominated directors, FOR the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2001 and AGAINST the shareholder proposal concerning pharmaceutical pricing.

     Vote By Telephone or Via Internet: If you are a shareholder of record (that is, if you hold your stock in your own name), you may vote by telephone or via the Internet by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you.

     If your shares are held in the name of a bank, broker or other holder of record (i.e., in "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to shareholders owning shares through most banks and brokers.

     If you vote by telephone or via the Internet you do not need to return your proxy card.

CAN I ACCESS THE PROXY MATERIALS AND ANNUAL REPORT ELECTRONICALLY?

     This Proxy Statement and the 2000 Annual Report are available on the Corporation's Internet site at www.schering-plough.com/shareholder.

CAN I CHANGE MY VOTE?

     Yes. You may change your vote at any time before the proxy is exercised. If you voted by mail, you must (a) file with the Secretary of the Corporation a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you voted by telephone or via the Internet, you may change your vote with a later telephone or Internet vote, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum. As of January 31, 2001, the Corporation had outstanding and entitled to vote at the Annual Meeting 1,462,308,811 Common Shares, par value $.50 per share ("Common Shares").

     Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. For the ratification of the designation of Deloitte & Touche LLP and for approval of the shareholder proposal concerning pharmaceutical pricing, the affirmative vote of a majority of the votes cast on the item will be required.

     Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, brokers who hold shares in street name for beneficial owners have the authority to vote on the election of directors and the designation of auditors, but not the shareholder proposal.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions when you vote, the persons named as proxy holders will vote:

     - FOR election of the five nominated directors;

     - FOR ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 2001; and

     - AGAINST the shareholder proposal concerning pharmaceutical pricing.

     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

                             ELECTION OF DIRECTORS

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. Five directors are to be elected at this Annual Meeting to hold office for a term of three years expiring at the 2004 Annual Meeting and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve.

     Biographical information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders, except David H. Komansky, who was elected by the Board effective November 1, 2000.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 2004

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
 [Richard Jay Kogan       Chairman and chief executive officer of the Corporation. Mr.
       PHOTO]               Kogan, 59, joined the Corporation as executive vice
                            president (pharmaceutical operations) in April 1982, was
 RICHARD JAY KOGAN          president and chief operating officer from January 1986 to
        1982                December 1995, and president and chief executive officer
                            from January 1996 to November 1998 when he assumed his
                            present position. Mr. Kogan is a director of
                            Colgate-Palmolive Company and The Bank of New York
                            Company, Inc., and a director and former chairman of
                            Pharmaceutical Research and Manufacturers of America. He
                            also serves on the boards of St. Barnabas Corporation and
                            Medical Center and on the Board of Trustees of New York
                            University and is a member of the Business Roundtable and
                            the Council on Foreign Relations.
 [David H. Komansky       Chairman and chief executive officer of Merrill Lynch & Co.,
       PHOTO]               Inc. (securities and investment banking). Mr. Komansky,
                            61, has held a variety of management positions in Merrill
 DAVID H. KOMANSKY          Lynch's major business areas since joining Merrill Lynch
        2000                in 1968. Prior to assuming his current positions of
                            chairman of the board of Merrill Lynch in April 1997 and
                            chief executive in December 1996, Mr. Komansky served as
                            president and chief operating officer from January 1995.
                            Among many professional and civic affiliations, Mr.
                            Komansky is vice chairman of the board of the New York
                            Stock Exchange and a trustee of the American Museum of
                            Natural History. During 2000, Merrill Lynch, through
                            certain of its subsidiaries, provided to the Corporation
                            in the ordinary course of business, investment banking,
                            financial advisory and other services. The Corporation
                            expects to continue engaging Merrill Lynch to provide
                            similar services in 2001.

  NOMINEE AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
  ----------------                           ---------------------
 [Eugene R. McGrath       Chairman, president and chief executive officer of
       PHOTO]               Consolidated Edison, Inc. (energy company). Mr. McGrath,
                            59, has been associated with Con Edison since 1963. He
 EUGENE R. MCGRATH          assumed his current position in October 1997, and has
        2000                served as chairman and chief executive officer of Con
                            Edison's subsidiary, Consolidated Edison Company of New
                            York, Inc., since September 1990. He also serves as a
                            director or trustee of Atlantic Mutual Insurance Company,
                            the Institute of Nuclear Power Operations and the Edison
                            Electric Institute. Mr. McGrath is a member of the
                            executive committee of the Energy Association of New York
                            State. He is also chairman of the 14th Street-Union Square
                            Local Development Corporation, and a director or trustee
                            of the American Museum of Natural History, the Committee
                            for Economic Development, Barnard College, Manhattan
                            College, the Wildlife Conservation Society and the
                            National Action Council for Minorities in Engineering,
                            Inc.

 [Donald L. Miller        Retired chief executive officer and publisher of Our World
       PHOTO]               News (newspapers). Mr. Miller, 69, founded Our World News
                            in 1995 and had served as chief executive officer and
  DONALD L. MILLER          publisher since its inception. He served as vice president
        1997                of employee relations of Dow Jones & Company from 1986 to
                            1995. He is a director of The Bank of New York Company,
                            Inc. He also served on the boards of trustees of Pace
                            University and the Meadowlands Hospital, and is chairman
                            emeritus of Associated Black Charities of New York. Mr.
                            Miller served as a Deputy Assistant Secretary of Defense
                            from 1971 to 1973.
   [Richard de J.         Retired chairman and chief executive officer of ASARCO
   Osborne PHOTO]           Incorporated (non-ferrous metals producer). Mr. Osborne,
                            66, was chairman and chief executive officer of ASARCO
   RICHARD DE J.            from 1985 to 1999. Mr. Osborne is the non-executive
      OSBORNE               Chairman and a director of Datawatch Corporation, a
        1988                director of The BFGoodrich Company, Birmingham Steel
                            Corporation, NACCO Industries, Inc. and The Tinker
                            Foundation. He is former chairman and director of the
                            International Copper Association, the Copper Development
                            Association, the Silver Institute and the National Mining
                            Association. He is also a director and treasurer of the
                            Americas Society and the Council of the Americas. Mr.
                            Osborne is a member of the Council on Foreign Relations
                            and the Economic Club of New York.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2002

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
 [Hans W. Becherer        Retired chairman, chief executive officer and chief
       PHOTO]               operating officer of Deere & Company (manufacturer of
                            mobile power machinery and supplier of financial and
  HANS W. BECHERER          health care services). Mr. Becherer, 65, was associated
        1989                with Deere & Company from 1962 until his retirement in
                            2000. He was elected president and chief operating officer of Deere & Company in 1987, president and chief executive
                            officer in 1989, and chairman and chief executive officer
                            in May 1990, and assumed the duties of chief operating
                            officer in 1996. Mr. Becherer is a member of the board of
                            directors of Honeywell Inc. and J.P. Morgan Chase & Co. He serves on the board of trustees of the Committee for
                            Economic Development, and is a member of the Business
                            Council and the Council on Foreign Relations.
   [Raul E. Cesan         President and chief operating officer of the Corporation.
       PHOTO]               Mr. Cesan, 53, joined the Corporation in 1977. He was
                            president of Schering-Plough International from September
   RAUL E. CESAN            1988 to December 1991, became president of Schering Labs
        1998                in January 1992 and then Executive Vice
                            President-Pharmaceuticals in September 1994. He assumed
                            his present position in November 1998. He is a director of
                            The New York Times Corporation, and a member of the
                            Healthcare Leadership Council and the Healthcare Institute
                            of New Jersey. He also serves on the board of trustees of
                            the Children's Specialized Hospital, the Foundation of the
                            University of Medicine and Dentistry of New Jersey, and
                            the U.S. Council for International Business.

Regina E. Herzlinger      Nancy R. McPherson Professor of Business Administration,
       Photo                Harvard Business School since 1971. Professor Herzlinger,
                            57, is a director of Cardinal Health, Inc., C.R. Bard,
REGINA E. HERZLINGER        Inc., Deere & Company and Nanogen, Inc., and also serves
        1992                on the board of privately held companies and non-profit
                            organizations, including the Belmont Hill School of
                            Belmont, Massachusetts.
  [Robert F.W. van        Chairman and chief executive officer of Rodamco Continental
    Oordt PHOTO]            Europe N.V. ("RCE"), one of the largest real estate
                            investment companies in Europe. Mr. van Oordt, 64, has
  ROBERT F.W. VAN           served as chief executive officer of RCE since March 2000.
       OORDT                Mr. van Oordt served as chairman of the executive board of
        1992                NV Koninklijke KNP BT (producer of paper, board and
                            packaging products; and distributor of graphic paper,
                            graphic and information systems and office products) from
                            March 1993, following the merger of three leading
                            Dutch-based industrial corporations, including
                            Buhrmann-Tetterode N.V. ("BT"), until his retirement in
                            April 1996. From 1990 until March 1993, Mr. van Oordt
                            served as president and chief executive officer of BT. Mr.
                            van Oordt is a member of the Supervisory Boards of Nokia
                            Corporation, n.v. Union Miniere s.a., and Draka Holding
                            N.V. He is also Chairman of the Advisory Council of
                            PricewaterhouseCoopers N.V. and is a member of the
                            International Advisory Board of Nijenrode University. He
                            serves as Chairman of the Foundation for Business in the
                            Arts in the Netherlands and is a senior member of the
                            Conference Board.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------

 [James Wood PHOTO]       Chairman of the board of The Great Atlantic & Pacific Tea
                            Company, Inc. ("A&P") (supermarkets). Mr. Wood, 71, held
     JAMES WOOD             the office of chairman and chief executive officer of A&P
        1987                from 1980 to 1998, and he continues as chairman of the
                            board. Mr. Wood is also a director of Datawatch
                            Corporation.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 2003

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------

 [Robert P. Luciano       Chairman Emeritus of the Corporation. Mr. Luciano, 67, was
       PHOTO]               chairman and chief executive officer of the Corporation
                            from January 1986 to December 1995 and served as chairman
 ROBERT P. LUCIANO          from January 1996 until his retirement in November 1998.
        1978                He is a director of Honeywell Inc., C. R. Bard, Inc., and
                            Merrill Lynch & Co., Inc.

 [H. Barclay Morley       Former chairman and chief executive officer of Stauffer
       PHOTO]               Chemical Company (producer of chemicals). Mr. Morley, 71,
                            was chief executive officer of Stauffer Chemical from 1974
 H. BARCLAY MORLEY          to 1985. He was elected a director of the Corporation in
        1979                January 1979, resigned in February 1985, and then rejoined the Board in February 1987.
[Carl E. Mundy, Jr.       Retired general, former commandant of the Marine Corps.
       PHOTO]               General Mundy, 65, entered the Marine Corps in 1953. He
                            held senior positions of operational command and top-level
 CARL E. MUNDY, JR.         management prior to appointment as commandant and Joint
        1995                Chiefs of Staff member in 1991. He led the Marine Corps
                            and served as military adviser to the President and
                            Secretary of Defense from 1991 to 1995. He is past
                            president of worldwide operations of the United Services
                            Organization and a director of General Dynamics
                            Corporation and NationsFunds. He also serves as chairman
                            of the Marine Corps University Foundation, a member of the boards of advisors to the Comptroller General of the
                            United States, to the Navy League and to The Citadel, and
                            is a member of the Council on Foreign Relations.

 DIRECTOR AND YEAR
   FIRST ELECTED                              PRINCIPAL OCCUPATION
     A DIRECTOR                              AND OTHER INFORMATION
 -----------------                           ---------------------
 [Patricia F. Russo       Chairman of Avaya Inc. (communications systems and services
       PHOTO]               to businesses worldwide) since December 2000. Ms. Russo,
                            48, was executive vice president and chief executive
 PATRICIA F. RUSSO          officer of the Service Provider Networks business of
        1995                Lucent Technologies Inc. from November 1999 to August
                            2000, having served as executive vice president of
                            strategy, business development and corporate operations
                            from January 1997 to October 1999, and from 1992 to 1996
                            as president of Lucent's Business Communications Systems
                            unit (formerly a unit of AT&T Corp., now Avaya Inc.). She
                            joined AT&T in 1981, and held various management and
                            executive positions at AT&T. She is a director of Xerox
                            Corporation, New Jersey Manufacturers Insurance Company
                            and Georgetown University.

[Arthur F. Weinbach       Chairman and chief executive officer of Automatic Data
       PHOTO]               Processing, Inc. (independent computing services). Mr.
                            Weinbach, 57, has been associated with ADP since 1980,
 ARTHUR F. WEINBACH         assuming his current position in April 1998, having served
        1999                as president and chief executive officer since 1996 and
                            president and chief operating officer since 1994. Mr.
                            Weinbach serves on the boards of directors of First Data
                            Corp., Health Plan Services, Boys Hope, and United Way of
                            Tri-State. He is on the boards of trustees of New Jersey
                            Seeds and New Jersey Institute of Technology.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has a standing Finance, Compliance and Audit Review Committee, Executive Compensation and Organization Committee, Pension Committee and Nominating and Corporate Governance Committee, each consisting exclusively of non-employee directors.

FINANCE, COMPLIANCE AND AUDIT REVIEW COMMITTEE

     MEMBERS: Mr. Osborne (Chair), Mr. Becherer, Professor Herzlinger, Mr.
              Morley, Mr. van Oordt, and Mr. Weinbach

     NUMBER OF MEETINGS IN 2000:  Five

     FUNCTIONS:

     - The Finance, Compliance and Audit Review Committee functions are set forth in its charter which is attached hereto as Exhibit A.

EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE

     MEMBERS: Mr. Wood (Chair), Mr. Becherer, Mr. Miller, Mr. Morley, Mr. Osborne, and Ms. Russo

     NUMBER OF MEETINGS IN 2000:  Four

     FUNCTIONS:

     - Responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation

     - Makes recommendations to the Board concerning executive organizational matters

PENSION COMMITTEE

     MEMBERS: Professor Herzlinger (Chair), Mr. Komansky, Mr. McGrath, Mr.
              Miller, General Mundy, and Mr. Wood

     NUMBER OF MEETINGS IN 2000:  Three

     FUNCTIONS:

     - Responsible for general oversight of the investment of funds under employee benefit plans

     - Establishes investment policies for funds under employee benefit plans

     - Reviews the performance of managers and trustees of employee benefit plans

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     MEMBERS: Mr. Morley (Chair), Mr. Becherer, General Mundy, Mr. Osborne, Ms.
              Russo, and Mr. van Oordt

     NUMBER OF MEETINGS IN 2000:  One

     FUNCTIONS:

     - Reviews and makes recommendations to the Board with respect to the composition of the Board and the election and re-election of directors

     - Assesses periodically the functioning of the Board

     - Reviews and makes recommendations to the Board concerning director compensation

     The Committee will consider shareholder recommendations for directors. Shareholder recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide the formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal occupation or employment of, and number of shares of stock of the Corporation beneficially owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the SEC, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held nine meetings in 2000. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each Board meeting and for each Committee meeting attended, and a $1,000 per diem fee, plus expenses, for special assignments. The chairperson of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Directors' Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Under the Directors' Deferred Stock Equivalency Program, each non-employee director (other than Mr. Luciano) is also credited annually with a $25,000 deferred payment in a Corporation stock equivalency account, which is valued as if invested in the Corporation's Common Shares. Upon termination of service as a director, the value of a director's deferred account is payable in cash in installments or in a lump sum, as elected by the director.

     Non-employee directors also receive an annual award of 2500 Common Shares under the Directors' Stock Award Plan.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of January 31, 2001 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                              NUMBER OF
NAME                                                          SHARES(A)
----                                                          ---------
Hans W. Becherer............................................     14,900
Raul E. Cesan...............................................    946,945(b)
Joseph C. Connors...........................................    578,617(b)(c)
Hugh A. D'Andrade...........................................    325,090(b)(d)
Regina E. Herzlinger........................................     18,029
Richard Jay Kogan...........................................    941,429(b)
David H. Komansky...........................................      1,250
Robert P. Luciano...........................................     53,704
Eugene R. McGrath...........................................      3,480
Donald L. Miller............................................      9,674
H. Barclay Morley...........................................     47,501
Carl E. Mundy, Jr...........................................     10,866
Richard de J. Osborne.......................................     61,835
Patricia F. Russo...........................................     12,300
Robert F. W. van Oordt......................................      7,822
Arthur F. Weinbach..........................................      3,750
James Wood..................................................     95,500
Jack L. Wyszomierski........................................    269,905(b)
All directors and executive officers as a group including
  those above (27)..........................................  4,355,223(b)(c)(d)

---------------
(a) The total for each individual is less than 0.2%, and for the group is less than 0.3%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of January 31, 2001 through the exercise of outstanding options or the distribution of shares under the Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the respective directors and executive officers.

(b) Includes shares which could be acquired within 60 days of January 31, 2001 through the exercise of employee stock options or the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Cesan (768,760); Mr. Connors (480,780); Mr. D'Andrade (235,720); Mr. Kogan
    (669,900); Mr. Wyszomierski (214,040); all directors and executive officers as a group (3,032,414).

(c) Does not include shares owned by family members and as to which beneficial ownership is disclaimed as follows: Mr. Connors, 13,593 shares; one other executive officer, 4,386 shares.

(d) Mr. D'Andrade retired from the Corporation effective December 31, 2000. The table above reflects Mr. D'Andrade's beneficial ownership of Common Shares as of December 31, 2000.

COMMON SHARE EQUIVALENTS

     The following table sets forth the number of Common Share equivalents credited as of January 31, 2001 to the accounts of the Corporation's participating non-employee directors under the Directors' Deferred Compensation Plan and under the Directors' Deferred Stock Equivalency Program, including dividends credited. Under both, payments are made in cash following termination of service as a director based on the market value of the Common Shares of the Corporation at that time. For additional information, see "Directors' Compensation" above.

                                                               TOTAL
                                                              -------
Hans W. Becherer............................................   14,833
Regina E. Herzlinger........................................   32,221
David H. Komansky...........................................      788
Eugene R. McGrath...........................................    2,251
Donald L. Miller............................................    2,876
H. Barclay Morley...........................................   13,960
Carl E. Mundy, Jr...........................................    4,841
Richard de J. Osborne.......................................    8,947
Patricia F. Russo...........................................   15,294
Robert F. W. van Oordt......................................   43,386
Arthur F. Weinbach..........................................    2,682
James Wood..................................................  119,444
                                                              -------
Total.......................................................  261,523

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information with respect to those persons who are known to the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, as of February 14, 2001.

                                                     COMMON SHARES
NAME AND ADDRESS                                     BENEFICIALLY      PERCENT
OF BENEFICIAL OWNER                                      OWNED         OF CLASS
-------------------                                 ---------------    --------
FMR Corp..........................................   121,022,157(a)        8.3%
82 Devonshire Street
Boston, MA 02109
Mutuelles AXA.....................................    76,672,155(b)        5.2%
25, avenue Matignon
75008 Paris, France

---------------
(a) As reported on Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. This number includes 114,424,543 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its acting as investment advisor to various investment companies; 5,259,145 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of certain institutional accounts; and 1,336,069 shares beneficially owned by Fidelity International Limited as a result of its providing investment advisory and management services to various non-U.S. investment companies and certain institutional investors. Edward C. Johnson 3d, Chairman of FMR Corp., is also listed on the Schedule 13G as beneficially owning the 119,683,688 Common Shares of the Corporation, because he exercises dispositive power over the shares.

(b) As reported on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. The Mutuelles AXA, as a group, includes 73,875,246 shares beneficially owned by Alliance Capital Management L.P.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer, for the fiscal year ended December 31, 2000 ("Fiscal 2000").

                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                            COMPENSATION
                                                                                                        --------------------
                                                          ANNUAL COMPENSATION                                  AWARDS
                                   ------------------------------------------------------------------   --------------------
                                                                                        OTHER                RESTRICTED
    NAME AND PRINCIPAL                                                                  ANNUAL                 STOCK
     POSITION IN 2000        YEAR         SALARY                 BONUS               COMPENSATION            AWARDS(a)
    ------------------       ----  --------------------   --------------------   --------------------   --------------------
Richard Jay Kogan..........  2000   $        1,338,000     $        1,872,000(c)                  --     $        6,304,250
Chairman of the Board        1999            1,200,000              2,074,000                     --              8,861,438
  and Chief Executive        1998            1,100,000              1,648,000                     --              7,930,000
  Officer
Raul E. Cesan..............  2000   $          918,000                                            --     $        3,020,000
                                                           $            -----(c)
President and Chief          1999              850,000              1,157,000                     --              4,245,000
  Operating Officer          1998              691,667                583,500                     --              1,708,000
Hugh A. D'Andrade..........  2000   $          726,250     $          464,500                     --     $        2,604,750
Vice Chairman and            1999              681,250                464,000                     --              3,661,313
  Chief Administrative       1998              640,000                448,000                     --              1,708,000
  Officer
Joseph C. Connors..........  2000   $          502,000     $          289,000                     --     $        1,668,550
Executive Vice President     1999              467,000                286,000                     --              2,345,363
  and General Counsel        1998              437,000                275,500                     --              1,433,500
Jack L. Wyszomierski.......  2000   $          475,000     $          273,500                     --     $        1,668,550
Executive Vice President     1999              440,000                269,500                     --              2,345,363
  and Chief Financial
    Officer................  1998              405,000                255,500                     --              1,433,500

                                LONG-TERM
                              COMPENSATION
                             ---------------
                                 AWARDS
                             ---------------
                               SECURITIES
    NAME AND PRINCIPAL         UNDERLYING          ALL OTHER
     POSITION IN 2000            OPTIONS        COMPENSATION(b)
    ------------------       ---------------   -----------------
Richard Jay Kogan..........         547,000     $       377,785
Chairman of the Board               287,000             369,574
  and Chief Executive               352,000             287,741
  Officer
Raul E. Cesan..............         398,000     $       264,785
President and Chief                 138,000             270,410
  Operating Officer                  85,200             140,262
Hugh A. D'Andrade..........         104,800     $       185,695
Vice Chairman and                   104,800             188,213
  Chief Administrative               85,200             157,936
  Officer
Joseph C. Connors..........         327,200     $       123,082
Executive Vice President             67,200             118,373
  and General Counsel                70,800              99,656
Jack L. Wyszomierski.......         327,200     $       103,037
Executive Vice President             67,200              96,995
  and Chief Financial
    Officer................          70,800              82,341

---------------
(a) In February 2000, restricted stock awards were granted to Mr. Kogan for 167,000 shares, to Mr. Cesan for 80,000 shares, to Mr. D'Andrade for 69,000 shares, to Mr. Connors for 44,200 shares, and to Mr. Wyszomierski for 44,200 shares. The vesting of such awards was subject to the attainment of a performance goal, which has been satisfied. See "Compensation Committee Report -- Stock-Based Compensation -- Restricted Stock Awards" on page 19. At December 31, 2000, the total number and value of undistributed shares, for which performance goals have been met, for the named executive officers were: Mr. Kogan 350,400 shares ($19,885,200); Mr. Cesan 145,920 shares
    ($8,280,960); Mr. D'Andrade 128,320 shares ($7,282,160); Mr. Connors 85,760 shares ($4,866,880); and Mr. Wyszomierski 85,760 shares ($4,866,880). Shares awarded are distributable in five equal annual installments. Cash equivalent to the amount of all dividends on the Corporation's Common Shares is paid on all undistributed shares.

(b) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of executive life and medical insurance: for 2000, Mr. Kogan ($200,700 and $177,085); Mr. Cesan ($137,700 and $127,085);
    Mr. D'Andrade ($108,938 and $76,757); Mr. Connors ($75,300 and $47,782); Mr.
    Wyszomierski ($71,250 and $31,787); for 1999, Mr. Kogan ($180,000 and
    $189,574); Mr. Cesan ($127,500 and $142,910); Mr. D'Andrade ($102,187 and
    $86,026); Mr. Connors ($70,050 and $48,323); and Mr. Wyszomierski ($66,000
    and $30,995); for 1998, Mr. Kogan ($165,000 and $122,741); Mr. Cesan
    ($103,750 and $36,512); Mr. D'Andrade ($96,000 and $61,936); Mr. Connors
    ($65,550 and $34,106); and Mr. Wyszomierski ($60,750 and $21,591).

(c) In light of the impact on the Corporation of the manufacturing deficiencies found as a result of the U.S. Food and Drug Administration's inspection of the Corporation's manufacturing facilities in New Jersey and Puerto Rico, which the Corporation announced in February 2001, the Executive Compensation and Organization Committee, acting upon the recommendation of management of the Corporation and notwithstanding the strong financial performance of the Corporation in 2000, eliminated Mr. Cesan's 2000 cash award and reduced Mr. Kogan's 2000 cash award by $300,000.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Kogan has an agreement which provides for his employment as Chairman of the Board and Chief Executive Officer through December 31, 2002 at an annual base salary of not less than $1,338,000. Mr. Kogan's agreement provides that his employment is automatically extended for an additional two-year period thereafter, and then through June 30, 2006, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. Mr. Cesan has an agreement which provides for his employment as President and Chief Operating Officer through October 31, 2003 at an annual base salary of not less than $918,000. Mr. Cesan's agreement provides that his employment is automatically extended on a yearly basis, but not beyond October 30, 2012, unless either he or the Corporation gives notice to terminate the agreement at least six months before its scheduled expiration date. If for any reason other than for cause the Corporation elects to terminate the employment of Mr. Kogan or Mr. Cesan on any scheduled expiration date of his agreement (other than the last such date), his employment will be deemed to have been terminated by the Corporation without cause for purposes of the severance and retirement benefits described below.

     Under each agreement described above, if the executive's employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, or (iii) by the executive for good reason or within a 30-day period following the first anniversary of a Change of Control (as defined below), he is generally entitled to (a) receive a lump sum equal to two times (I) his annual base salary and (II) the highest of his annual bonus and profit-sharing awards for the three preceding years, and (b) continue in the Corporation's welfare benefit plans for three years. If the executive remains employed through the first anniversary of a Change of Control, the executive is entitled to a special bonus equal to (i) his annual base salary plus (ii) the highest of his annual bonus and profit-sharing awards for the three preceding years. If his employment terminates for any of the reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. If his employment is terminated by reason of death or disability, the lump sum payment will equal the present value of the death or disability benefits payable under the Corporation's benefit plans and programs, if greater than the total severance payment otherwise payable under the employment agreement. A "Change of Control" is generally defined for purposes of these agreements as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, each agreement provides for retirement benefits as described in the Pension Plan Table on page 15. After retirement, Mr. Kogan is entitled to an office and certain executive level services, including transportation and security services.

     Messrs. Connors and Wyszomierski each have an agreement that will trigger a period of employment of three years or to age 65, if sooner, upon a Change of Control or upon a termination of employment by the Corporation in anticipation of a Change of Control. During the employment period, the executive is entitled to receive an annual base salary at his highest rate during the twelve months prior to the Change of Control and an annual bonus equal to his highest bonus for the three years prior to the Change of Control. If his employment is terminated during the employment period (i) by the Corporation other than for cause or disability or (ii) by the executive for good reason or during a 30-day period following the first anniversary of the Change of Control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) his highest annual bonus during the preceding year and the three years prior to the Change of Control plus (c) his highest profit-sharing award during the three years prior to termination. However, if the executive will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, each executive is also entitled to (i) receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, (ii) continue in the Corporation's welfare benefit plans for three years or to age 65, if sooner, (iii) retiree medical coverage if termination is at or after attainment of age 45, and (iv) supplemental pension payments without reduction for early retirement if termination is at or after age 50. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed.

     Under the Corporation's Stock Incentive Plans, stock awards and stock options granted to the named executive officers may vest and be cashed out upon a Change of Control.

OPTION TABLES
     The following tables provide information with respect to stock options granted to or exercised by the named executive officers during Fiscal 2000 and the fiscal year-end value of options held by such officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  GRANT DATE
                                                         INDIVIDUAL GRANTS                          VALUE
                                        ----------------------------------------------------   ----------------
                                                       % OF TOTAL
                                          NUMBER         OPTIONS
                                            OF           GRANTED
                                        SECURITIES         TO
                                        UNDERLYING      EMPLOYEES                                 GRANT DATE
                                         OPTIONS           IN          EXERCISE   EXPIRATION       PRESENT
NAME                                    GRANTED(a)     FISCAL YEAR      PRICE        DATE          VALUE(b)
----                                    ----------   ---------------   --------   ----------   ----------------
Richard Jay Kogan.....................   287,000           2.0%         $37.75     2/21/10        $5,283,108
                                         260,000           1.8           45.04     9/24/10         5,262,400
Raul E. Cesan.........................   138,000           1.0           37.75     2/21/10         2,540,310
                                         260,000           1.8           45.04     9/24/10         5,262,400
Hugh A. D'Andrade.....................   104,800           0.7           37.75     2/21/10         1,929,163
Joseph C. Connors.....................    67,200           0.5           37.75     2/21/10         1,237,020
                                         260,000           1.8           45.04     9/24/10         5,262,400
Jack L. Wyszomierski..................    67,200           0.5           37.75     2/21/10         1,237,020
                                         260,000           1.8           45.04     9/24/10         5,262,400

---------------
(a) Options are for a term of 10 years. The options expiring on February 21, 2010 became exercisable after one year on February 23, 2001, except that transferable options which were transferred became exercisable immediately upon transfer. The options expiring on September 24, 2010 become exercisable in three equal annual installments commencing on September 26, 2003. The exercise price of the options is the market value of the Common Shares on the date of grant. After the occurrence of a Change of Control, options become exercisable and may be cashed out for a period of 60 days. Although permitted under the Corporation's stock incentive plan, no standard stock appreciation rights were granted in tandem with the options. The options expiring on February 21, 2010 granted to Messrs. Kogan, Cesan, D'Andrade and Connors are transferable in accordance with the terms of the plan.

(b) The valuation calculations are solely for purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The grant date present value for the options expiring on February 21, 2010 is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended January 31, 2000 (1.21%); volatility of the Common Shares based on monthly total returns for the three years ended January 31, 2000 (32.67%); an annualized risk-free interest rate of 6.55%; and an option term of 10 years. The grant date present value for the options expiring on September 24, 2010 is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended August 31, 2000 (1.08%); volatility of the Common Shares based on monthly total returns for the three years ended August 31, 2000 (36.17%); an annualized risk-free interest rate of 6.10%; and an option term of 10 years. If the named executive officers should realize the grant date values shown in the table for the options expiring on February 21, 2010, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date of those options would be approximately $27 billion, of which the value of the named officers' options would be 0.05%. If the named executive officers should realize the grant date values shown in the table for the options expiring on September 24, 2010, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date of those options would be approximately $29 billion, of which the named officers' options would be 0.07%. This valuation model was not adjusted for risk of forfeiture or the vesting restrictions of the options for the options expiring on February 21, 2010 which became exercisable after one year, but was so adjusted for the options expiring on September 24, 2010 which become exercisable in three equal annual installments commencing on the third anniversary of the grant date. This valuation model does not necessarily represent the fair market value of individual options. Options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                     SECURITIES                     VALUE OF
                                                                     UNDERLYING                    UNEXERCISED
                                                                     UNEXERCISED                  IN-THE-MONEY
                                                                   OPTIONS AT FY-                OPTIONS AT FY-
                                                                       END(a)                       END(a)(b)
                                   SHARES                    ---------------------------   ---------------------------
                                  ACQUIRED
                                     ON           VALUE
NAME                              EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -----------   -----------   -------------   -----------   -------------
Richard Jay Kogan..............     304,000    $11,551,985     666,500        403,500      $12,502,062    $ 5,771,100
Raul E. Cesan..................      36,280      1,689,944     714,760        746,000       20,971,836     22,554,600
Hugh A. D'Andrade..............     235,600      8,035,815     252,200              0        3,171,075              0
Joseph C. Connors..............     115,800      4,875,933     425,740        546,200       13,537,255     13,987,400
Jack L. Wyszomierski...........     193,200      6,884,571     138,000        567,200        1,566,450     14,386,400

---------------

(a) Table includes stock options which were transferred in accordance with the terms of the Corporation's stock incentive plan. After transfer, certain of these stock options were no longer beneficially owned (Mr. Kogan 173,500; Mr. D'Andrade 144,800).

(b) Based on the closing price of Common Shares on the New York Stock Exchange on December 31, 2000 of $56.75.

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

HIGHEST AVERAGE ANNUAL                                   APPROXIMATE ANNUAL BENEFIT
COMPENSATION FOR ANY PERIOD            --------------------------------------------------------------
OF 60 CONSECUTIVE MONTHS DURING         15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
LAST 120 MONTHS OF EMPLOYMENT          OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
-------------------------------------  ----------   ----------   ----------   ----------   ----------
$ 800,000............................  $  280,000   $  320,000   $  360,000   $  400,000   $  440,000
 1,000,000...........................     350,000      400,000      450,000      500,000      550,000
 1,200,000...........................     420,000      480,000      540,000      600,000      660,000
 1,600,000...........................     560,000      640,000      720,000      800,000      880,000
 2,000,000...........................     700,000      800,000      900,000    1,000,000    1,100,000
 2,200,000...........................     770,000      880,000      990,000    1,100,000    1,210,000
 2,400,000...........................     840,000      960,000    1,080,000    1,200,000    1,320,000
 2,600,000...........................     910,000    1,040,000    1,170,000    1,300,000    1,430,000
 2,800,000...........................     980,000    1,120,000    1,260,000    1,400,000    1,540,000
 3,000,000...........................   1,050,000    1,200,000    1,350,000    1,500,000    1,650,000
 3,200,000...........................   1,120,000    1,280,000    1,440,000    1,600,000    1,760,000
 3,400,000...........................   1,190,000    1,360,000    1,530,000    1,700,000    1,870,000
 3,600,000...........................   1,260,000    1,440,000    1,620,000    1,800,000    1,980,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Retirement benefits under the Corporation's nonqualified plans are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 11. The credited years of service as of December 31, 2000 are: Mr. Cesan (23 years); Mr. Connors (23 years); Mr. D'Andrade (19 years); Mr. Kogan (18 years); Mr. Wyszomierski (17 years).

     Under their employment agreements referred to on page 12, each of Messrs. Kogan and Cesan is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If either Mr. Kogan's or Mr. Cesan's employment is terminated at any time (a) by the Corporation without cause or for disability, or (b) by him for good reason or within the 30-day period following the first anniversary of a Change of Control, he would be entitled to the same minimum annual pension and his wife would be entitled to the same minimum annual survivor's benefit as though he had retired at or after age 62. In the event of the death of Mr. Kogan or Mr. Cesan during the term of his employment agreement, his surviving spouse will be entitled to receive a minimum annual survivor's benefit of 45% of his final average annual compensation. Retirement benefits provided to Messrs. Kogan and Cesan under their employment agreements are payable on an annuity basis or on a present value lump sum basis at the election of the executive. Mr. D'Andrade retired, effective December 31, 2000. Pursuant to a similar employment agreement, Mr. D'Andrade elected to receive his retirement benefits under the nonqualified plans and his employment agreement on a present value lump sum basis.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 2000
[GRAPH TO COME]

                                                  SCHERING-PLOUGH CORP.       COMPOSITE PEER GROUP            S&P 500 INDEX
                                                  ---------------------       --------------------            -------------
1995                                                       100                         100                         100
1996                                                       121                         128                         122
1997                                                       235                         196                         163
1998                                                       423                         284                         209
1999                                                       327                         246                         253
2000                                                       444                         334                         230

     The graph above assumes a $100 investment on December 31, 1995, and reinvestment of all dividends, in each of the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc. and Pharmacia Corporation. Pharmacia Corporation was created by the merger of Pharmacia & Upjohn, Inc. and Monsanto Company in March 2000. Warner-Lambert Company, which was included in the peer group in prior years, merged with Pfizer Inc. in June 2000.

            EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is designed to serve the Corporation's broader strategic goals of profitable growth and the creation of long-term shareholder value. The program is fundamentally a pay for performance program designed to:

     - ensure the Corporation's ability to attract and retain superior executives;

     - strongly align the interests of the Corporation's executives with those of its shareholders; and

     - provide a compensation package that balances individual contributions and overall business results.

     The Executive Compensation and Organization Committee is responsible for setting the Corporation's executive compensation policy. The Committee consists of six directors who are not employees of the Corporation and are not eligible to participate in the Corporation's executive compensation programs.

     In determining executive compensation, the Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data for companies which represent direct competitors for executive talent. The data, which is developed by established, independent compensation consultants, includes information on those drug and health care companies within the peer index used in the performance graph in the proxy statement (the "Peer Group") and other pharmaceutical and consumer products companies, including some for which public information is not available. The selection of the Corporation's principal compensation consultant is ratified annually by the Committee.

TOTAL COMPENSATION

     An executive's total compensation consists of three elements: base salary, an annual incentive bonus, and long-term stock-based compensation (stock options and restricted stock awards).

BASE SALARY

     The Committee assesses a number of factors in fixing the salary of the executive officers (including those executive officers named in the proxy statement). Those factors typically include: the responsibility of the individual's position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In the case of executive officers with responsibility for a particular business unit, the Committee also considers the unit's financial results. Non-financial indicators may include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development) or managerial performance (such as succession planning, resource allocation and social responsibility). The evaluation of an executive's non-financial indicators is reflected in his performance rating.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers and evaluates compensation levels against levels at the competitor companies. Established, independent compensation consultants are used to confirm that salary levels are within the range of those offered by the competitor companies. To ensure that compensation policy for executive officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to the approximately 90 most highly compensated executives.

     The Committee targets salaries of the Corporation's executive officers to fall within a range above the median but below the high end of the salary levels at the competitor companies, except that the salaries of Messrs. Kogan and Cesan for 2000 were set at the median of the range. In fixing the salaries of the executive officers for 2000, the Committee considered the Corporation's overall financial performance and the non-financial indicators reflected in individual performance ratings, although no particular weighting was assigned to any specific aspect of corporate performance.

ANNUAL INCENTIVE BONUS

     The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to make annual cash awards to the executive officers, based on certain financial and non-financial indicators of corporate performance.

     In 1999, the shareholders approved the executive incentive bonus program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. Under this program, the amount of cash incentive bonus that the Committee may award under the Executive Incentive Plan to these executive officers for any year is determined by a formula established by the Committee which may incorporate any one or more of the following performance goals: pre-tax earnings, earnings per share growth, or return on equity. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined under the program formula. However, the Committee may not increase the amount of any incentive bonus award determined under the program formula. In no event may an incentive bonus award for any year to any covered executive officer exceed the maximum award specified in the program.

     For 2000, the Committee fixed specified percentages of base salary as target incentive bonus awards for the covered executive officers, and each of the three performance goals was assigned a one-third weighting toward the attainment of the target award. The performance goal for pre-tax earnings for 2000 was the Corporation's income before income taxes in the Corporation's 2000 operating plan as approved by the Committee. The performance goal for earnings per share growth for 2000 was the average of the First Call Corporation consensus projected earnings per share growth of the Peer Group for the corresponding fiscal year. The performance goal for return on equity for 2000 was the average return on equity of the Peer Group for the five consecutive years ending with the second year prior to the commencement of 2000. Actual earnings per share, return on equity and pre-tax earnings were based upon amounts reported in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items identified by the Committee and certified by the Corporation's independent auditors.

     In 2000, the Corporation met or exceeded each of the pre-tax earnings, earnings per share growth, and return on equity goals. Pre-tax earnings from continuing operations increased by 14%, diluted earnings per share from continuing operations grew by 15%, and return on equity equaled 43%. The Committee has certified that the performance goals and the other material terms of the executive incentive bonus program were satisfied for 2000. In accordance with the program formula the cash awards of all of the covered executive officers (other than for Messrs. Kogan and Cesan, which are described in footnote (c) to the Summary Compensation Table on page 11) were greater than their target awards, because all of the performance goals were met or exceeded.

     The amount of cash awards to the executive officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate performance. The Committee awards bonuses to these officers based principally on the same performance goals used in the executive incentive bonus program, with the pre-tax earnings goal assigned a weighting of 35%, and the earnings per share growth and return on equity goals each assigned a 20% weighting, except for one officer whose goals include his business unit's performance. In awarding a bonus to these executive officers, the Committee also considers the non-financial factors reflected in an individual's performance rating. However, those non-financial factors cannot constitute the basis for more than 25% of the target bonus award.

STOCK-BASED COMPENSATION

     Under the 1997 Stock Incentive Plan, which was approved by shareholders, the Committee may grant stock options and restricted stock awards to the executive officers and other key employees. The Committee believes that the Corporation's long-term stock-based compensation aligns the interest of executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately. This is particularly true in the case of the restricted stock awards, because they are distributed over a five-year period. Also, the five-year distribution period for the restricted stock awards and the minimum three-year vesting period for certain stock options serve as an inducement for the officers to remain with the Corporation.

     The Committee sets fixed guidelines for the size of regular annual stock option grants and restricted stock awards for each executive grade level within the Corporation, other than that of Messrs. Kogan and Cesan, based on the stock-based compensation levels at the competitor companies. Under the guidelines, the Committee grants stock options and restricted stock awards to each executive officer in specified amounts based on the officer's executive grade level and individual performance rating. In determining regular annual awards of stock-based compensation the Committee focuses on multi-year trend data and targets such awards to fall within a range above the median but below the high end of the stock-based compensation levels at the competitor companies. However, for 2000, the stock-based compensation levels of Messrs. Kogan and Cesan were set by the Committee in its discretion taking into consideration the factors described below under "Compensation of the Chairman and Chief Executive Officer for 2000" and the long-term nature of stock-based compensation. Average awards of regular annual stock-based compensation to the executive officers subject to fixed share guidelines during the three years ended December 31, 2000 fell within the target range.

     In addition to regular annual stock option grants in 2000, the Committee granted retention stock options to certain executive officers to enhance the Corporation's ability to retain critical talent and to provide a competitive advantage in the marketplace.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by independent compensation consultants using the Black-Scholes methodology as a basis for valuation. Stock options are awarded with an exercise price equal to the market price at the time of grant. Regular annual options are generally first exercisable after one year and generally are exercisable for a term of ten years. Retention options generally become exercisable in three equal annual installments beginning on the third anniversary of the grant date and generally are exercisable for a term of ten years. The actual value of any options granted will depend entirely on the extent to which the Corporation's Common Shares have appreciated in value at the time the options are exercised.

     RESTRICTED STOCK AWARDS -- Under the 1997 Stock Incentive Plan, shareholders approved performance goals for restricted stock awards for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. The vesting of the restricted stock award to a covered executive officer is subject to the attainment of the performance goal for earnings per share growth or return on equity or pre-tax earnings described above under "Annual Incentive Bonus." If none of the performance goals are met then the vesting of the restricted stock award to a covered executive is based on an average of the degree to which the three performance goals are achieved. The awards are assigned a dollar value based on the share price at the time the award is made. Vested award shares are distributable ratably over five years. The Committee has certified that all of the performance goals were satisfied for 2000.

     The vesting of restricted stock awards for the Corporation's executive officers who are not covered by the restricted stock award program is not subject to a performance condition. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER FOR 2000

     In setting Mr. Kogan's base salary, the Committee evaluates the same factors which it considers in establishing the salary levels of the executive officers generally, as well as the limitations of Section 162(m) of the Internal Revenue Code relating to deductibility of certain executive compensation. In addition, the Committee considers the status of Mr. Kogan as the Corporation's most senior officer and the important role he has in achieving overall corporate goals. In granting stock options and restricted stock awards to Mr. Kogan, the Committee sets no fixed guideline, but takes into consideration his total compensation package and competitive compensation data, the long-term nature of stock options and restricted stock awards, overall corporate financial performance, his role in attaining those results, and the number of options and stock awards previously granted, although no particular weighting is assigned to any factor.

     Mr. Kogan was awarded a base salary of $1,338,000 for 2000. The base salary awarded to Mr. Kogan was set at the median of comparable positions at the competitor companies, while establishing an overall compensation structure tied to corporate performance.

     Mr. Kogan is subject to a long-term employment contract. The Committee believes that given Mr. Kogan's record, his status in the industry, and his experience and leadership, his contract significantly benefits the Corporation and the shareholders by securing Mr. Kogan's services as Chairman of the Board and Chief Executive Officer for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has structured the annual incentive bonus, deferred compensation and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under
Section 162(m). The Committee also recognizes that unanticipated future events, such as a Change of Control of the Corporation or a change in executive personnel, could result in a disallowance of compensation deductions under
Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when, in the exercise of the Committee's business judgment, such award would be in the best interests of the Corporation.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                             James Wood, Chairman
                                             Hans W. Becherer
                                             Donald L. Miller
                                             H. Barclay Morley
                                             Richard de J. Osborne
                                             Patricia F. Russo

             FINANCE, COMPLIANCE AND AUDIT REVIEW COMMITTEE REPORT

     The Finance, Compliance and Audit Review Committee of the Corporation's Board of Directors is comprised of six independent directors and operates under a written charter adopted by the Board and attached hereto as Exhibit A. The Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the Corporation's financial reporting process and the independence and performance of the Corporation's independent auditors and internal auditing department. It is the responsibility of executive management of the Corporation to prepare financial statements in accordance with generally accepted accounting principles and of the Corporation's independent auditors to audit those financial statements.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Corporation and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

     Further, the Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Each of the members of the Finance, Compliance and Audit Review Committee is independent as defined under the listing standards of the New York Stock Exchange.

                                          FINANCE, COMPLIANCE AND
                                          AUDIT REVIEW COMMITTEE

                                             Richard de J. Osborne, Chairman
                                             Hans W. Becherer
                                             Regina E. Herzlinger
                                             H. Barclay Morley
                                             Robert F. W. van Oordt
                                             Arthur F. Weinbach

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance, Compliance and Audit Review Committee, the Board of Directors has designated Deloitte & Touche LLP to audit the books and accounts of the Corporation for the year ending December 31, 2001, and will offer a resolution at the meeting to ratify the designation. Deloitte & Touche LLP has been the principal auditor of the Corporation since the Corporation was formed in 1970. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

     Aggregate fees billed to the Corporation for the year ended December 31, 2000 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

Audit Fees.........................  $2,780,300
                                     ----------
Financial Information Systems
  Design and Implementation Fees...  $1,351,400
                                     ----------
All Other Fees.....................  $1,635,200(a)
                                     ----------

---------------
(a) Includes fees for tax consulting, tax return preparation and other non-audit services.

             SHAREHOLDER PROPOSAL CONCERNING PHARMACEUTICAL PRICING

     The Society of the Holy Child Jesus, 460 Shadeland Avenue, Drexel Hill, Pennsylvania 19026, has informed the Corporation of its intention to present the following proposal at the Annual Meeting. The proposal is also being co-sponsored by nine other shareholders: The Sisters of St. Joseph of Peace, 3043 Fourth Street, N.E., Washington, D.C. 20017; The Sisters of Charity New York, Mount St. Vincent-on-Hudson, 6301 Riverdale Avenue, Bronx, New York 10471-1093; Adrian Dominican Sisters, 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793; The Missionary Oblates of Mary Immaculate, 391 Michigan Avenue, NE, Washington, DC 20017; The Holy Cross, Southern Province, 2111 Brackenridge Street, Austin, Texas 78704-4322; Mercy Consolidated Asset Management Program, 20 Washington Square North, New York, New York 10011; Catholic Healthcare West, 1700 Montgomery Street, Suite 300, San Francisco, California 94111-1024; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, Pennsylvania 19014-1207; and The Sisters of Notre Dame de Namur, 14800 Bohlman Road, Saratoga, CA 95070-6399. Each of the proponents is the beneficial owner of at least $2,000 of Common Shares.

     WHEREAS:

     Important as prescription drugs are, not everyone has access to them. Millions of Americans have inadequate or no insurance coverage for drugs;

     Most people without drug coverage purchase their needed drugs at a retail pharmacy;

     A Report prepared for the President by the Department of Health and Human Services (Prescription Drug Coverage, Spending, Utilization, and Prices, April 2000) found that:

     - Individuals without drug coverage pay a higher price at the retail pharmacy than the total price paid on behalf of those with drug coverage.

     - In 1999, excluding the effects of rebates, the typical cash customer paid nearly 15% more than the customer with third-party coverage. For a quarter of the most common drugs, the price difference between cash and third parties was even higher -- over 20%.

     - For the most commonly prescribed drugs, the price difference between cash customers and those with third-party coverage grew substantially larger between 1996 and 1999.

     This same Report found that the markup added by the wholesaler, after purchase from the manufacturer, is "generally small, perhaps 2% - 4%." (ch.3, p.101);

     The literature cited in the Report suggests that pharmacy margins have been falling in recent years (p.103);

     Pharmaceutical manufacturers spent $1.9 billion on advertising in 1999 -- double the amount spent in 1997 (Business Week, May 22, 2000);

     RESOLVED: Shareholders request the Board of Directors to:

     1. Create and implement a policy of price restraint on prescription drugs, utilizing a combination of approaches to keep drug prices at reasonable levels.

     2. Report to shareholders by September, 2001 on changes in policies and pricing procedures for prescription drugs (withholding any competitive information, and at a reasonable cost).

SUPPORTING STATEMENT: We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another; one price for a "favored customer" (usually low) and another for the retail customer (usually high).

     We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. Advertising is another significant company expenditure. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

     The Corporation is committed to responsible drug pricing and finding mechanisms to ensure access to necessary medicines for uninsured and underinsured patients. The Corporation also strongly supports modernizing the Medicare program so that seniors and the disabled will have access to an outpatient drug benefit administered through the private sector. The Corporation has and continues to restrain price increases to various government purchasers such as the Veterans Administration and the Public Health Service. The Corporation voluntarily participates in numerous state-run programs benefitting needy senior citizens. The Corporation also has a long-standing policy of providing life-saving prescription drugs free of charge to financially needy patients as well as working with patients and physicians to assist in determining patient eligibility for other forms of public and private financial assistance. In addition, for each of the past three years, the Corporation has held its average U.S. net prescription drug price increases below the increase in the inflation rate.

     Your Board of Directors believes that the Corporation's pricing practices are reasonable and that this shareholder proposal raises potential competitive problems. Publication of the requested report on policies and pricing procedures could put the Corporation at a disadvantage in the highly competitive markets in which it operates.

     Furthermore, your Board of Directors believes that it would be inappropriate and contrary to the best interests of the Corporation and its shareholders to create the specific policy required by this proposal. By adopting such a policy, the Board would dispense with prudent business practices that the Corporation employs in reaching decisions on prescription drug prices, including consultation with clinical and marketing professionals and consideration of such issues as cost of research and development, patient affordability and potential avoidability of hospitalization and other costs, potential competition, discounts, rebates and price reductions available to governmental and private purchasers, added value a product brings to quality of life, cost of goods, and ensuring a fair return to shareholders.

     New pharmaceuticals not only can save more lives and improve patients' well-being, they can be the most cost-effective component of a health care system. The costs and risks of developing pharmaceuticals are so high -- the Corporation invested $1.333 billion in research and development in 2000 alone -- that the artificial pricing mechanism suggested by this shareholder proposal could diminish available investment funds and act as a disincentive to the Corporation to invest in breakthrough-medicine research.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Annual Meeting. A shareholder proposing to present a matter before the Annual Meeting is required to deliver to the Secretary of the Corporation, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting (or in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, not earlier than the 120th day prior to the Annual Meeting and not later than the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation), a notice with a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If these procedures are not complied with, the proposed business will not be transacted at the Annual Meeting. Such By-law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies the Corporation after January 24, 2002 of an intent to present a proposal at the Corporation's 2002 Annual Meeting (and for any reason the proposal is voted upon at that Annual Meeting), the Corporation's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Richard de J. Osborne, a director, reported a purchase of one Common Share on March 1, 1991, that was previously unreported. Due to subsequent stock splits, the total unreported holdings, disclosed in 2000, was eight Common Shares.

                            SOLICITATION OF PROXIES

     The Corporation has retained Morrow & Co. to solicit proxies for a fee of $17,500, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

                      2002 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 2002 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 12, 2001 for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the Corporation's proxy statement for such meeting. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in Corporation-sponsored proxy materials.

                                   EXHIBIT A
             FINANCE, COMPLIANCE AND AUDIT REVIEW COMMITTEE CHARTER

PURPOSE

     The Committee is appointed by the Board of Directors to assist the Board in its oversight function by monitoring:

     - The Company's financial reporting process.

     - The independence and performance of the Company's independent auditors and internal auditing department.

     - The compliance by the Company with legal and regulatory requirements.

     It is the responsibility of executive management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company's independent auditors to audit those financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. Likewise, while the Committee shall attempt in good faith to assure adequate compliance systems exist, it is not the responsibility of the Committee to assure compliance with laws or the Company's Business Conduct Policy.

MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of five or more directors as determined from time to time by the Board, and the Committee's composition shall meet the independence and experience requirements of the New York Stock Exchange.

MEETINGS

     The Committee shall meet at least four times annually, or more frequently as it or the Chair may determine necessary, to comply with its responsibilities as set forth in this Charter. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

OUTSIDE AUDITOR

     The outside auditor for the Company is ultimately accountable to the Board and Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

RESPONSIBILITIES

     In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the
Committee:

     - Recommend Outside Auditors: Propose to the Board annually the appointment of the Company's outside auditors.

     - Review Independence of Outside Auditors: Review and discuss with the outside auditors the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board take appropriate action in response to the disclosures to satisfy itself of the independence of the Company's outside auditors.

     - Review Audit Plan: Review with the outside auditors their plans for, and the scope of, their annual audit.

     - Conduct of Audit: Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     - Review Audit Results: Review with the outside auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71.

     - Review Annual Financial Statements: Review with management and the outside auditors the annual financial statements of the Company to be included in the Annual Report on Form 10-K prior to filing.

     - Confirm Interim Financial Statements Review: Confirm that the interim financial statements of the Company included in the Quarterly Reports on Form 10-Q have been reviewed by the outside auditors.

     - Review Internal Audit Program: Review with the senior internal auditing executive the plans for and the scope of the internal auditing department activities and review annually the results of the audit activities.

     - Review Systems of Internal Accounting Controls: Review with management and the outside auditors the adequacy of the Company's internal accounting controls that could significantly affect the Company's financial statements.

     - Securities Exchange Act: Obtain assurance from the outside auditor that
       Section 10A of the Securities Exchange Act has not been implicated.

     - Review Litigation Activities: Review with the Company's General Counsel legal matters that may have a material impact on the financial statements and any material reports or inquiries received from governmental agencies.

     - Review Compliance Activities: Review the Corporation's program to monitor compliance with the Corporation's Business Conduct Policy, laws and regulations, and meet periodically with the Corporation's management and General Counsel to discuss compliance.

     - Review Charter: Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     - Prepare Proxy Statement Report: Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - Review Other Matters: Review such other matters in relation to the accounting, auditing, financial reporting and compliance practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

     - Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

[SCHERING-PLOUGH LOGO]

SCHERING-PLOUGH CORPORATION
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

                        RE: PROXY VOTING INSTRUCTIONS TO
                        VANGUARD FIDUCIARY TRUST COMPANY

Dear Plan Participant:

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 24, 2001 at 2:00 p.m.

     To be sure that the shares credited to your Company Stock Account(s) are voted in accordance with your wishes, we urge you to complete and sign the voting instruction card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by telephone or Internet following the instructions on the opposite side of this proxy card.

                                             Joseph J. LaRosa
                                             Secretary

March 12, 2001



                             DETACH PROXY CARD HERE
                         [DOWN ARROW]        [DOWN ARROW]


            SCHERING-PLOUGH EMPLOYEES' PROFIT-SHARING INCENTIVE PLAN

                              VOTING INSTRUCTIONS

     Under the Schering-Plough Employees' Savings Plan and the Schering-Plough Employees' Profit-Sharing Incentive Plan (the "Plans"), you may direct the voting of the shares credited to your Company Stock Accounts under the Plans at the Corporation's Annual Meeting of Shareholders on April 24, 2001. The number of shares shown on the reverse side represents the total share holdings you have in the Plans in which you participate.

     Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement describing the items to be presented at the meeting. If no direction is given, shares will be voted FOR items 1 and 2, and AGAINST item 3.

                   ------------------------------------------

     To: Vanguard Fiduciary Trust Company as Trustee.
     In accordance with the provisions of the Plans, I hereby direct that, at the Annual Meeting of Shareholders of Schering-Plough Corporation on April 24, 2001, and at all adjournments or postponements thereof, the number of Common Shares of Schering-Plough Corporation credited to my accounts under the Plans and entitled to vote at said meeting shall be voted or caused to be voted as specified.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                             SCHERING-PLOUGH CORPORATION
                                             P.O. BOX 11300
                                             NEW YORK, N.Y. 10203-3000

[SCHERING-PLOUGH LOGO]                                 YOUR VOTE IS IMPORTANT
                                                     VOTE BY INTERNET/TELEPHONE
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                    INTERNET                             TELEPHONE                          MAIL
                    --------                             ---------                          ----
        http://proxy.shareholder.com/sgp               800-650-0563

- Go to the website address listed               - Use any touch-tone telephone.        - Mark, sign and date your proxy
  above.                                         - Have your proxy card ready.            card.
- Have your proxy card ready.          OR        - Enter your Control Number      OR    - Detach your proxy card.
- Enter your Control Number located                located in the box below.            - Return your proxy card in the
  in the box below.                              - Follow the simple recorded             prepaid envelope provided.
- Follow the simple instructions that              instructions.
  appear on your computer screen.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and there is no need for you to mail back your proxy.

CALL TOLL-FREE TO VOTE
    1-800-650-0563
-------------------------

    CONTROL NUMBER FOR
INTERNET/TELEPHONE VOTING
-------------------------

            THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE
                     AT 5:00 P.M. E.S.T. ON APRIL 23, 2001.
            [DOWN ARROW] PLEASE DETACH PROXY CARD HERE [DOWN ARROW]
--------------------------------------------------------------------------------
[        ]

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2
--------------------------------------------------------------------------------
1. Election of Directors: Nominees for 3-year terms: 1 - Richard Jay Kogan;
   2 - David H. Komansky; 3 - Eugene R. McGrath; 4 - Donald L. Miller;
   5 - Richard de J. Osborne.

   FOR all             WITHHOLD AUTHORITY              EXCEPTIONS
   nominees [ ]        to vote for all nominees [ ]               [ ]

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
  *Exceptions
              ------------------------------------------------------------------

2. Ratification of Designation of Independent Auditors

   FOR [ ]        AGAINST [ ]       ABSTAIN [ ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3
--------------------------------------------------------------------------------

3. Shareholder Proposal Concerning Pharmaceutical Pricing.

   FOR [ ]        AGAINST [ ]       ABSTAIN [ ]
--------------------------------------------------------------------------------

Mark if you:  [ ]   Have an address change and/or comments

THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST 3, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

Dated:                                                                    , 2001
     ---------------------------------------------------------------------

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Signature

                            VOTES MUST BE INDICATED
                           (X) IN BLACK OR BLUE INK.  X

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
      [DOWN ARROW] BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE [DOWN ARROW]

--------------------------------------------------------------------------------

     [SCHERING-PLOUGH LOGO]

          SCHERING-PLOUGH CORPORATION
          2000 Galloping Hill Road
          Kenilworth, New Jersey 07033

                                ADMISSION TICKET
                      2001 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     The Annual Meeting of Shareholders of Schering-Plough Corporation will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 24, 2001 at 2:00 p.m.

     To be sure that your vote is counted, we urge you to complete and sign the proxy card below, detach it from this letter, and return it in the prepaid envelope enclosed in this package. Alternatively, you can vote by Internet or telephone by following the instructions on the opposite side of this proxy card. The giving of such proxy does not affect your right to vote in person if you attend the meeting. Your prompt reply will aid the Corporation in reducing the expense of additional proxy solicitation.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please detach and bring this letter to the meeting as an admission ticket. Admission will be on a first come, first served basis.

                                       Joseph J. LaRosa
                                       Secretary

March 12, 2001



                     DETACH PROXY CARD HERE IF YOU ARE NOT
                        VOTING BY INTERNET OR TELEPHONE

                       SCHERING-PLOUGH CORPORATION--PROXY

                        SOLICITED BY BOARD OF DIRECTORS

                                      FOR

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 24, 2001

     The undersigned appoints Raul E. Cesan, Joseph C. Connors and Richard Jay Kogan, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 24, 2001, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

     The shares represented by this proxy will be voted as directed by the Shareholder. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY SIGN ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE. If no direction is given, shares will be voted FOR items 1 and 2, and AGAINST item 3. Specific choices may be made on the reverse side.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                       SCHERING-PLOUGH CORPORATION
                                       P.O. BOX 11371
                                       NEW YORK, N.Y. 10203-0371

[SCHERING-PLOUGH LOGO]                                 YOUR VOTE IS IMPORTANT
                                                     VOTE BY INTERNET/TELEPHONE
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                    INTERNET                             TELEPHONE                          MAIL
                    --------                             ---------                          ----
        http://proxy.shareholder.com/sgp               800-650-0563

- Go to the website address listed               - Use any touch-tone telephone.        - Mark, sign and date your proxy
  above.                                         - Have your proxy card ready.            card.
- Have your proxy card ready.          OR        - Enter your Control Number      OR    - Detach your proxy card.
- Enter your Control Number located                located in the box below.            - Return your proxy card in the
  in the box below.                              - Follow the simple recorded             prepaid envelope provided.
- Follow the simple instructions that              instructions.
  appear on your computer screen.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and there is no need for you to mail back your proxy.

CALL TOLL-FREE TO VOTE
    1-800-650-0563
-------------------------

    CONTROL NUMBER FOR
INTERNET/TELEPHONE VOTING
-------------------------

            THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE
                     AT 5:00 P.M. E.S.T. ON APRIL 23, 2001.
            [DOWN ARROW] PLEASE DETACH PROXY CARD HERE. [DOWN ARROW]
--------------------------------------------------------------------------------
[        ]

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2
--------------------------------------------------------------------------------
1. Election of Directors: Nominees for 3-year terms: 1 - Richard Jay Kogan;
   2 - David H. Komansky; 3 - Eugene R. McGrath; 4 - Donald L. Miller;
   5 - Richard de J. Osborne.

   FOR all             WITHHOLD AUTHORITY              EXCEPTIONS
   nominees [ ]        to vote for all nominees [ ]               [ ]

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
  *Exceptions
              ------------------------------------------------------------------

2. Ratification of Designation of Independent Auditors

   FOR [ ]        AGAINST [ ]       ABSTAIN [ ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3
--------------------------------------------------------------------------------

3. Shareholder Proposal Concerning Pharmaceutical Pricing.

   FOR [ ]        AGAINST [ ]       ABSTAIN [ ]
--------------------------------------------------------------------------------

Mark if you:  [ ]   Have an address change and/or comments

THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST 3, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

Dated:                                                                    , 2001
     ---------------------------------------------------------------------

--------------------------------------------------------------------------------
Signature

--------------------------------------------------------------------------------
Signature

                            VOTES MUST BE INDICATED
                           (X) IN BLACK OR BLUE INK. X

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
     [DOWN ARROW] BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE [DOWN ARROW]

--------------------------------------------------------------------------------